Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-269807) and Form S-8 (No. 333-259661, No. 333-226621, No. 333-224730, No. 333-197698, No. 333-279794 and No. 333-287800) of El Pollo Loco Holdings, Inc. (the Company) of our reports dated March 13, 2026, relating to the consolidated financial statements, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Costa Mesa, California

March 13, 2026